UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

DSS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Wiregrass Pkwy, West Henrietta, NY	14586
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement with Alset International Limited

On March 26, 2026, DSS, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Alset International Limited (“Alset International Limited”), a majority-owned subsidiary of Alset Inc., pursuant to which Alset International Limited will loan the Company $2,450,000, in exchange for a convertible promissory note (the “Note”) and warrant to purchase 16,554,055 shares of the Company’s common stock (the “Warrants”).

The Note, SPA and Warrants are collectively referred to herein as the “Transaction Documents”.

The closing of the transactions contemplated by the Transaction Documents is subject to certain closing conditions, including approval of the Company’s stockholders.

The Note will bear a simple interest at a rate of 3% per annum. Pursuant to the terms of the Note, Alset International Limited may convert any outstanding principal and accrued interest into shares of the Company’s common stock at a conversion price of $0.74 per share at any time prior to the maturity date, which is five (5) years from the date of issuance.

The Warrants entitle Alset International Limited to purchase up to 16,554,055 shares of the Company’s common stock at an exercise price of $0.93. The Warrants expire on their fifth anniversary.

Related Party Transaction

The Company and Alset Inc. are related parties under common control of Chan Heng Fai, who serves as Chairman of the Company and is also Chairman and Chief Executive Officer of Alset Inc. Chan Tung Moe, a director and Co-Chief Executive Officer of Alset Inc., is also a director of the Company. Lim Sheng Hon Danny, a director and officer of Alset Inc., is also a director of the Company. Certain independent directors of Alset Inc. also serve as directors of the Company.

The Transaction Documents were approved by the Company’s Board of Directors and, where applicable, its Audit Committee. Any interested directors recused themselves from deliberations and voting regarding the Transaction Documents.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Transaction Documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Number	Description
10.1	Form of Common Stock Purchase Warrant issued to Alset International Limited, dated as of March 26, 2026
10.2	Securities Purchase Agreement, between DSS, Inc. and Alset International Limited, dated as of March 26, 2026
10.3	Convertible Promissory Note issued by DSS, Inc., dated as of March 26, 2026
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DSS, INC.

Date: March 31, 2026	By:	/s/ Jason Grady
	Name:	Jason Grady
	Title:	Interim Chief Executive Officer